Exhibit 99.1

For Immediate Release	Contact:	John E. Vollmer Patterson-UTI Energy, Inc. (214) 360-7800
John E. Vollmer Named Chief Financial Officer of Patterson-UTI Energy, Inc.
SNYDER, Texas — November 3, 2005 — PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today announced that John E. Vollmer, Senior Vice President-Corporate Development, has assumed the added responsibilities of Chief Financial Officer. Mr. Vollmer replaces Jonathan D. (Jody) Nelson who has resigned for personal reasons. Mr. Vollmer formerly served as Senior Vice President and Chief Financial Officer of UTI Energy Corp. from 1998 until its merger with Patterson in May 2001. Mr. Vollmer holds a Bachelor of Arts in Accounting from Michigan State University and has over 20 years of financial management experience.
     About Patterson-UTI
     Patterson-UTI Energy, Inc. provides onshore contract drilling services to exploration and production companies in North America. The Company owns 403 land-based drilling rigs that operate primarily in the oil and natural gas producing regions of Texas, New Mexico, Oklahoma, Louisiana, Mississippi, Colorado, Utah, Wyoming, Montana, North Dakota, South Dakota and western Canada. Patterson-UTI Energy, Inc. is also engaged in the businesses of pressure pumping services and drilling and completion fluid services. Additionally, the Company has an exploration and production business.